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                                                                    Exhibit 99.1

[LOGO OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED]


FOR IMMEDIATE RELEASE

Contact:
--------
Jordan Darrow
Vice President, Investor Relations
PRIMUS Telecommunications
(212) 703-0116


        PRIMUS TELECOMMUNICATIONS ANNOUNCES EXTENSION OF EXCHANGE OFFER


     McLean, VA, July 26, 1999 - PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global facilities-based voice, data, and Internet telecommunications provider, announced today that it has extended its exchange offer of its outstanding unregistered 11 1/4% Senior Notes due 2009 (the "Senior Notes") for registered 11 1/4% Senior Notes due 2009. The Senior Notes were issued in January 1999 and are being exchanged for registered notes as required by a registration rights agreement.

     Primus is extending the exchange offer in order to complete the pro forma financial statements that are required by securities regulations, which will reflect Primus' acquisition of the retail business of Telegroup, Inc. The exchange offer will now expire at 5:00 p.m., New York City time, Thursday, August 12, 1999, or such later date and time to which it may be subsequently extended.

     This announcement is not an offer to exchange or a solicitation of an offer to exchange with respect to any of the Senior Notes. The exchange offer is made solely by the Prospectus dated May 7, 1999, as the same may be amended or supplemented from time to time.


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